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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  MyWeb Inc.com
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             (Exact Name of Registrant as Specified in Its Charter)

               Nevada                                   88-0207089
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


Block G, Unit 606, Phileo Damansara 1
No. 9, Jalan 16/11
Off Jalan Damansara, 46350 Petaling Jaya
Malaysia
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(Address of Principal Executive Offices)               (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to                       securities pursuant to
Section 12(b) of the Exchange                Section 12(g) of the Exchange
Act and is effective pursuant                Act and is effective pursuant
to General Instruction A.(c),                to General Instruction A. (d),
please check the following                   please check the following
box. [X]                                     box. [ ]


Securities Act registration statement file
number to which this form relates:
                                   --------------------------------------------
                                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                    Name of Each Exchange on
          to be so Registered              Which Each Class is to be Registered
          -------------------              ------------------------------------


              Common Stock                         American Stock Exchange
          -------------------              ------------------------------------

          -------------------              ------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The authorized capital stock of MyWeb Inc.com (the "Company") consists of 100,000,000 shares of common stock, $.01 par value per share (the "Common Stock"). As of December 28, 1999, there were 10,942,125 shares of Common Stock issued and outstanding.

         Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for their approval. There are no cumulative voting rights.

         Dividends may be paid on the Common Stock, as and when declared by the Board of Directors out of funds legally available for distribution as a dividend. Upon liquidation, the holders of shares of Common Stock are entitled to receive all assets of the Company available for distribution to shareholders. Distributions upon liquidation are required to be made pro rata to shareholders in accordance with their holdings. The Common Stock has no preemptive or conversion rights, redemption provisions or sinking fund provisions.

ITEM 2. EXHIBITS

         None.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: March 6, 2000                           MyWeb Inc.com

                                                  By:  /s/ Wong Thean Soon
                                                     --------------------------
                                                     Name:  Wong Thean Soon
                                                     Title: Chairman



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